Exhibit 10.1

                              FORBEARANCE AGREEMENT
                              ---------------------

          THIS FORBEARANCE AGREEMENT (this "Forbearance Agreement") is made as of August 10, 2001 by and between OPEN PLAN SYSTEMS, INC., a Virginia corporation ("Company") and WACHOVIA BANK, N.A. (the "Bank").

                                 R E C I T A L S

          A. Reference is made to that certain $5,250,000 revolving line of credit extended by the Bank to the Company pursuant to a Commitment Letter dated March 15, 2000, as amended by letter dated August 1, 2000 (as amended, the "Credit Agreement") and the Reimbursement and Security Agreement, dated as of June 1, 2000, between the Company and the Bank (the "Reimbursement Agreement," and collectively with the Credit Agreement, the "Agreements"), and to the notes executed and delivered by the Company to the Bank evidencing the Company's obligations to the Bank under the Agreements (collectively, the "Notes," and together with the Agreements, the "Loan Agreements"). Terms used herein and not otherwise defined herein, unless otherwise expressly noted, shall have the meanings assigned to them in the Agreements.

          B.        The  Company is in default  of the Loan  Agreements  and the
Loan Documents for breach or violation of certain provisions of the Reimbursement Agreement and corresponding provisions of the Credit Agreement that exist as of the date hereof (the "Declared Defaults"). These provisions include, without limitation, Sections 5.8, 6.1(b), 6.1(d), 7.13, 7.14 and 7.15 of the Reimbursement Agreement and the corresponding covenants in the Credit Agreement.

          C. By letter dated August 10, 2001, the Bank notified the Company of the Declared Defaults (the "Default Notice").

          D. The Company has asked that the Bank forbear from exercising its rights and remedies against the Company pursuant to the terms of the Loan Agreements, the Loan Documents (as hereinafter defined) and under applicable law during the Forbearance Period (as hereinafter defined) and the Bank has agreed, except as hereinafter specifically provided, to forbear from exercising its rights and remedies under the such documents and applicable law on the terms and conditions set forth herein.

                                A G R E E M E N T

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.01 Additional Defined Terms. The following capitalized terms shall have the following definitions:

         "Collateral Reserve Account" shall mean a demand deposit account which the

Company is required to open and maintain with the Bank for the concentration and collection of proceeds of certain collateral, as provided in Section 2.04 hereof.

         "Forbearance Fee" shall mean the sum of $50,000.00.

         "Forbearance Period" shall mean the period from the date hereof until the earlier to occur of (i) October 30, 2001, or (ii) a Termination Event.

         "Loan Documents" shall mean the loan, bond and other documents executed in relation to and in connection with the Loan Agreements.

         "Termination  Event"  shall mean any of the events set forth in Section
8.01 hereof.

         SECTION 1.02 Other Definitional Provisions. Except as otherwise specified herein, all references herein (i) to any Person shall be deemed to include such Person's successors, transferees and assignees, but only, in the case of transferees and assignees of the parties to this Forbearance Agreement, to the extent the applicable transfer or assignment complies with the provisions of this Forbearance Agreement, and (ii) to any applicable law defined or referred to herein shall be deemed a reference to such applicable law as the same may have been or may be amended or supplemented from time to time.

          a. When used in this Forbearance Agreement, the words "herein", "hereof", and "hereunder" and words of similar import shall refer to this Forbearance Agreement as a whole and not to any provision of this Forbearance Agreement, and the words "Section", "Schedule" and "Exhibit" shall refer to Sections of and Schedules and Exhibits to this Forbearance Agreement unless otherwise specified.

          b. Whenever the context so requires, each gender includes the other gender, and the singular number includes the plural, and vice versa.

         SECTION 1.03 Captions. Article and Section captions in this Forbearance Agreement are included for convenience of reference only and shall not constitute a part of this Forbearance Agreement for any other purpose.

                                   ARTICLE II
                            AGREEMENTS OF THE COMPANY

         The Company agrees as follows:

         SECTION 2.01 Forbearance Fee. The Company shall pay the Bank the Forbearance Fee, payable upon the earlier of (i) the Company's refinancing of all of its obligations to the Bank with another lender, (ii) the execution of a comprehensive, long term refinancing with the Bank of its obligations to the Bank (to which the Bank is not hereby committing), or (iii) October 30, 2001.



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

          SECTION 2.02 Line of Credit Agreements.

          (A) Availability under the line of credit (i) will be reduced to $4,550,000 beginning July 31, 2001, (ii) will be further reduced to $4,400,000 beginning August 15, 2001, and (iii) will be further reduced to 4,250,000 beginning August 31, 2001.

          (B) The interest rate on the line of credit will be increased to LIBOR + 6.00%.

          (C) The advance ratio under the line of credit will be as follows:

              1. The advance rate on Accounts Receivable will be 75% of eligible Accounts Receivable.
              2.    The maximum reliance on inventory will be $1,500,000.
              3. Inventory advances will be 35% of eligible inventory, subject to provision 2 above.
              4. Eligible inventory will be defined as: "That which is held for resale in the normal course of business excluding work-in-process and scrap."
              5. No line of credit proceeds may be used to pay obligations associated with the Company's Lansing, Michigan facility under construction (the "Lansing Facility") without the Bank's prior express written consent.

          (D) The Company shall provide weekly borrowing base certificates to the Bank.

          (E) The Company shall pay to the Bank, for application to obligations outstanding under the line of credit, 75% of all proceeds representing trade accounts receivable, if any, from the termination of the Company's Mexican joint venture (Open Plan Systems Mexico, S.deR.L.deC.V.), and the Company will submit a new borrowing base certificate to the Bank prior to the Company's next draw on the line of credit, which draw shall be in compliance with such new borrowing base certificate, unless otherwise explicitly agreed to by the Bank in writing.

          (F) With respect to the Reimbursement Agreement, the Bank reserves the right to approve or disapprove, in its sole and absolute discretion, construction draws on the Lansing Facility during the Forbearance Period; provided, however, that the foregoing notwithstanding, the Bank expressly consents to and agrees to the payment of amounts due to L.D. Clark Building Co. only on the terms described in Article VII below.

          SECTION 2.03 Financial Information.

          (A) The Company must provide the Bank with its final Form 10-Q filed with the SEC for the quarter ending June 30, 2001 by the close of business on August 14, 2001. The Company must provide the Bank with a monthly and year to date financial statement for the month ending July 31, 2001 by the close of business on September 15, 2001, and for each month subsequent thereto by the last day of the following month. This financial statement will include a balance sheet, income statement and statement of cash flows and be in detail acceptable to the Bank in all respects.

          (B) The Bank (or any firm designated by it) shall have the continuing right to conduct a field examination (an "Examination") at any collateral location at any reasonable time, upon reasonable advance notice, and without hindrance or delay, to inspect, audit, check and make extracts from the Company's books, records, journals, orders, receipts and any correspondence and other data relating to the collateral, to the Company's business or to any other transactions between the parties hereto. The Company will promptly reimburse the Bank for the cost of all Examinations at the rate of $750 per day ("Examination Fees") plus out of pocket expenses, provided, however, that the Company's obligation to reimburse the Bank on account of the Examination Fees shall not exceed the sum of $12,000.00 on an annual basis beginning on the date hereof. The amount of the first Examination Fees, when paid by the Company, shall be a credit against the Forbearance Fee.

         SECTION 2.04 Collateral Reserve Account. On or before the close of business on August 31, 2001, the Company shall establish and thereafter maintain with the Bank a Collateral Reserve Account into which the Company shall transfer and deliver all cash, checks, drafts, items and other instruments for the payment of money which it now has or may at any time hereafter receive in full or partial payment for or proceeds of inventory or accounts receivable and, pending such transfer and delivery, the Company shall be deemed to hold same in trust for the benefit of the Bank. The Company shall not be entitled to withdraw funds on deposit in the Collateral Reserve Account after its inception without the prior written consent of the Bank; provided, however, that at any time during which collected funds exist on deposit in the Collateral Reserve Account, the Bank may withdraw such deposits, or any portion thereof, therefrom, for application against the Company's obligations to the Bank in such manner as the Bank, in its sole discretion, may determine. Notwithstanding the foregoing however, so long as no default exists under the terms of the Loan Agreements, the Loan Documents and this Forbearance Agreement (other than the Declared Defaults), the Bank agrees to settle with the Company as to the amount of availability under the line of credit after the foregoing application, on a daily basis, on each business day. The Company irrevocably designates and appoints the Bank as its true and lawful attorney-in-fact to endorse for collection any checks, drafts, notes or other instruments received in payment of or on account of any collateral hereafter coming into the Bank's possession and control, whether pursuant to the Collateral Reserve Account or otherwise, but the Bank shall not be under any duty to exercise any such authority or power or in any way be responsible for the collection of any such collateral.


                                   ARTICLE III
                             AGREEMENTS OF THE BANK

         Subject to the  satisfaction of the conditions  precedent  contained in
Article IV of this Forbearance Agreement, the Bank agrees as follows:

         SECTION 3.01 Forbearance. During the Forbearance Period, so long as the Company complies with the terms of this Forbearance Agreement, and except as explicitly stated herein, and subject to the satisfaction of the conditions precedent contained in Article IV of this Forbearance Agreement, the Bank agrees that it will forbear from exercising its rights and remedies against the Company under the Loan Agreements, the Loan Documents and under applicable law until after the expiration of the Forbearance Period.


                                   ARTICLE IV
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BANK

         The obligations of the Bank under Article III hereof are subject to the satisfaction of the following conditions precedent (except to the extent expressly waived or modified by the Bank in writing):

         SECTION 4.01 Forbearance Agreement. The Bank shall have received fully executed counterparts of this Forbearance Agreement from the Company.

         SECTION   4.02   Representations   and   Warranties.    Each   of   the
representations and warranties contained in Article V of this Forbearance Agreement shall be true and correct in all material respects.

         SECTION 4.03 Authorization. If requested by the Bank, the Bank shall have received true copies of all consents necessary for the execution, delivery and performance of this Forbearance Agreement and all corporate resolutions of the Company authorizing the transactions contemplated by this Forbearance Agreement.

         SECTION 4.04 No Termination Event. No Termination Event shall occur immediately upon execution of this Forbearance Agreement.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Forbearance Agreement, the Company acknowledges, represents and warrants the following to the Bank, and the Company hereby waives and agrees to be estopped from asserting any legal or factual claim against the Bank contrary to the following:

         SECTION 5.01 Status of Default. The Company is in default under the terms of the Loan Agreements and the Loan Documents, as provided in the Default Notice, and the Company does not have any defenses, legal or equitable, to the payment of the amounts outstanding in regard to the Loan Agreements.

         SECTION 5.02 Existences. The Company is a corporation, duly formed and validly existing under the laws of the Commonwealth of Virginia.

         SECTION 5.03 Authority, Noncontravention, Enforceability. This Forbearance Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms (except as the enforcement of remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors rights generally and to general principles of equity). The execution and delivery of, and performance under, this Forbearance Agreement is within the Company's power and authority, without the joinder or consent of any other person or entity, and have been duly authorized by all requisite action and are not in contravention of law or the provisions of the Company's charter, bylaws or other organizational documents or of any indenture, agreement or undertaking to which the Company is a party or by which it is bound.

         SECTION 5.04 Entire Agreement. Other than this Forbearance Agreement, and other than that certain temporary waiver letter between the Company and the Bank dated as of May 23, 2001, which is superceded by the terms of this Forbearance Agreement, as of the date hereof, there exist no understandings, course of conduct or course of dealing among the parties hereto, or any of them, which has altered or could alter the terms of the Loan Agreements, this Forbearance Agreement, the Loan Documents executed and delivered in connection herewith or therewith, or which would preclude the Bank from enforcing its legal rights and pursuing its legal remedies under such documents and applicable law.

         SECTION 5.05 Oral Agreements and Negotiations. Although there have been meetings and discussions with the Bank regarding the Loan Agreements and the documents relating thereto, the Company acknowledges that (i) nothing said or done by the Bank in connection with such negotiations and/or discussions shall be binding on the Bank or shall be the basis of any claim against the Bank regarding the Loan Agreements, or the Loan Documents unless expressly incorporated into the terms of this Forbearance Agreement; and (ii) it has not relied on any statements or actions by the Bank or any of its agents or attorneys regarding the Loan Agreements, or the Loan Documents except those specifically incorporated into this Forbearance Agreement.

         SECTION 5.06 No Defenses; No Waiver of Defaults or Events of Default. The Company does not have any claims, actions, causes of action, defenses, counterclaims or set-offs of any kind or nature with respect to the Loan Agreements, or the Loan Documents, against the Bank or any of its respective officers, directors, employees, agents or attorneys, which it can or could assert in connection with the events occurring on or prior to the date of this Forbearance Agreement. The Company agrees that no default or event of default now existing under the Loan Agreements or any documents executed in connection therewith shall be waived by this Forbearance Agreement and that all of the Bank's rights and remedies are expressly reserved to them, except as provided herein.

         SECTION 5.07 Consents and Approvals. No action, consent or approval of, or registration or filing with, or any other action by any governmental authority or of any person is required in connection with the execution, delivery and performance by the Company of this Forbearance Agreement.

         SECTION 5.08 Litigation. Except for the suit by L.D. Clark Building Co. ("L.D. Clark") filed in the Circuit Court for the County of Eaton, Michigan on or about July 9, 2001 against the Company and the Bank, File No. 01-913-C2 (the "L.D. Clark Suit"), there is no action, suit or proceeding at law or in equity or by or before any court or governmental authority now pending against or affecting the Company or its assets or rights which, if adversely determined, could have a material adverse effect on the Company's ability to perform its obligations under this Forbearance Agreement.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees with the Bank, so long as the Bank's forbearance hereunder shall remain in effect, or the obligations under the Loan Agreements shall remain unpaid, to:

         SECTION 6.01 Borrowing Base Certificates. Provide the Bank weekly the borrowing base certificate contemplated hereby, or at such other time as specifically provided in Section 2.02(E) hereof.

         SECTION 6.02 Payments. Notwithstanding the Declared Defaults, the Company shall make all payments due on the note evidencing the line of credit as provided therein, and as may be required under, or in the implementation or exercise of, the provisions and terms hereof.

         SECTION 6.03 Financial Information. Deliver or cause to be delivered to the Bank such information concerning the business, properties or financial condition of the Company as the Bank shall reasonably request from time to time.

         SECTION 6.04 Notice of Termination Event. Give the Bank prompt written notice of any Termination Event.

         SECTION 6.05 Further Assurances. Execute and deliver, or cause to be executed and delivered, all documents and instruments, in form and substance satisfactory to the Bank and its counsel, necessary, in the opinion of such counsel, to perfect and maintain continuously all of the Bank's liens on any collateral securing the Company's obligations to the Bank at such time or times as the Bank shall reasonably request.

                                   ARTICLE VII
                  SALE OF LANSING FACILITY; REDEMPTION OF BONDS

         SECTION 7.01 Sale of Lansing Facility. The Bank acknowledges that the Company is negotiating the sale of the Lansing Facility to a third party purchaser. If such sale closes before the expiration of the Forbearance Period, and if the terms, conditions and date of closing of such sale are agreeable to the Bank in its sole discretion, then in connection with such sale of the Lansing Facility, the Bank covenants and agrees that it will upon closing (i) provide its written consent to the sale of the Lansing Facility to the extent required under the Loan Agreements, (ii) release any security interest, mortgage or other lien on the Lansing Facility (including land, building, fixtures and other assets directly related to the Lansing Facility and conveyed to the purchaser) and on the cash proceeds of the sale; and (iii) provide its written consent to the payment of construction draws and other amounts owed by the Company to L.D. Clark, from the proceeds of such sale, for work performed on the Lansing Facility. The net cash proceeds from the sale of the Lansing Facility after payment of L.D. Clark shall be paid to the Company.

         SECTION 7.02. Redemption of Bonds. The Company agrees that in connection with the sale of the Lansing Facility it will take all necessary action to redeem all of the Bonds (as defined in the Reimbursement Agreement) issued by the Michigan Strategic Fund to finance the construction of the Lansing Facility; provided, however, that the Company shall not be obligated to redeem all of the Bonds if (i) a sale of the Lansing Facility is not consummated or
(ii) the purchaser of the Lansing Facility agrees to assume the Bonds and the Bank either consents to the assumption or is released from all of its obligations under the Loan Documents with respect to the Bonds. The Company will commence the redemption of the Bonds promptly upon execution of a definitive purchase agreement for the sale of the Lansing Facility and will effect the redemption of the Bonds prior to the closing of the sale of the Lansing Facility. The Bank hereby consents to the redemption of the Bonds and agrees to provide all other necessary consents to third parties relating to such redemption. The parties hereto acknowledge that it is anticipated that the Bank shall seek reimbursement of amounts due from the Company upon redemption of the Bonds from (i) the escrowed proceeds derived from the issuance of the Bonds, believed to be in the current approximate amount of $2.1 million, and (ii) the funds in the Shortfall Account described in Section 7.03 hereof; the Bank reserves all rights, however, to seek reimbursement from the Company pursuant to the terms of the Loan Agreements, the Loan Documents and applicable law.

         SECTION 7.03 Shortfall Account. To facilitate the redemption of the Bonds, the Company has established, and agrees to maintain, an account at the Bank, holding the approximate sum of $328,000.00 (the "Shortfall Account"). The funds in the Shortfall Account represent proceeds of the Bank's collateral, and are subject to the Bank's liens securing the Company's obligations outstanding under the Loan Agreements and the Loan Documents. The Company and the Bank acknowledge and agree that, during the Forbearance Period, (i) the Shortfall Account shall be used to pay the Bank amounts which are or may become due under the Reimbursement Note and/or on account of amounts drawn on the Letter of Credit, and (ii) in the event that any amounts remain in the Shortfall Account after payment in full of amounts which are or may become due under the Reimbursement Note and/or on account of amounts drawn on the Letter of Credit, then, and only then, shall any such excess be remitted to the Company. After the Forbearance Period, the Bank shall be entitled to exercise all rights and remedies regarding the Shortfall Account pursuant to the Loan Agreements, the Loan Documents and under applicable law. In any event, the Company shall remain liable to the Bank for amounts which are or may become due under the Reimbursement Note and/or on account of amounts drawn on the Letter of Credit.



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

         SECTION 7.04 Exception to Forbearance. Notwithstanding the forbearance granted herein or any other provision hereof, the Bank reserves, and does not waive or forbear from exercising, all rights to exercise its remedies under the Loan Agreements and the Loan Documents, including, without limitation, the Reimbursement Agreement, and pursuant to applicable law, pertaining only to (i) the redemption, calling or tendering of the Bonds, and (ii) the collection of amounts which are or may become due under the Reimbursement Note and/or on account of amounts drawn on the Letter of Credit as provided herein.

                                  ARTICLE VIII
                               TERMINATION EVENTS

         SECTION 8.01 Termination Events. Upon the occurrence of any of the following events, the Bank shall be immediately relieved of its agreements under this Forbearance Agreement, and the Bank, at its option, may immediately pursue any and all remedies, legal and equitable, available to them under the Loan Agreements, the Loan Documents, applicable law and/or hereunder:

                  a. the Company fails to comply with any affirmative covenant, agreement, obligation, term or condition of this Forbearance Agreement; or

                  b. if any monetary or non-monetary default first occurs subsequent to the date hereof, in the performance of any of the terms of the Loan Agreements or any of the Loan Documents, pursuant to the terms thereof (other than Section 4.3(c) of the Reimbursement Agreement,
                           Section 5.8 of the Reimbursement Agreement with respect to the filing of federal and state corporate income tax returns and the assessment of penalties and interest on certain payroll taxes, Sections 4.3(d) and 5.9 of the Reimbursement Agreement with respect to the L.D. Clark Suit or arising out of the L.D. Clark Suit, Sections 6.1(a) and (d) of the Reimbursement Agreement with respect to the 30 day time period and certifications set forth therein, Sections 5.18 and 7.4 of the Reimbursement Agreement to the extent such Lien arises out of or is related to the L.D. Clark Suit, Section 6.8 of the
                           Reimbursement Agreement with respect to the assessment of penalties and interest on certain payroll taxes, Section 7.5 of the Reimbursement Agreement with respect to Lansing inventory adjustments, Section 7.12 of the Reimbursement Agreement in connection with any waiver of required notice to the bondholders or trustee, Sections 7.13,
                           7.14 and 7.15 of the Reimbursement Agreement, Sections 8.1(k) and (l) of the Reimbursement
                           Agreement, Section 8.1(m) of the Reimbursement Agreement with respect to the assessment of penalties and interest on certain payroll taxes and amounts that may be levied for noncompliance with Form 5500 filing obligations under ERISA, Section 8.1(p) of the Reimbursement Agreement, and all corresponding provisions, if any, of the other Loan Documents); or



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

                  c.       any   representation   or   warranty   made  in  this
                           Forbearance Agreement shall prove to have been false or misleading in any material respect when made; or

                  d. the results of any Examination differs materially from the borrowing base certificates then currently being provided by the Company to the Bank; or

                  e. the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign Bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official under bankruptcy, insolvency or similar law, for it or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or
                           (vi) take voluntary action for the purpose of effecting any of the foregoing; or

                  f. an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company for a substantial part of its property or (iii) the winding-up or liquidation of the Company, and such proceeding is not dismissed or stayed within forty
                           (40) days.

         SECTION 8.02 Exercise of Remedies. Upon the expiration of the Forbearance Period, the Bank shall be entitled to exercise any of its rights and remedies, including without limitation, remedies under this Forbearance Agreement, the Loan Agreements, or any Loan Documents, and under applicable law, and the Bank shall remain entitled to the benefit of each and every other provision of this Forbearance Agreement which shall remain in effect and enforceable against the Company.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01 No Waiver. Nothing in this Forbearance Agreement shall be construed as a waiver by the Bank of any existing defaults known to the Bank or future defaults under the Loan Agreements, or any Loan Documents, or any rights the Bank may have to enforce the terms thereof or exercise their rights and remedies thereunder or under applicable law except for the Bank's express agreements under Article III of this Forbearance Agreement.

         SECTION 9.02 No Modification. This Forbearance Agreement is not intended to, and does not, modify, alter, amend or change any of the Bank's rights under the Loan Agreements, or any of the Loan Documents, except as herein expressly provided, and is not intended to, and does not, constitute a novation or release of the agreements or obligations under such documents. The Loan Agreements, and the Loan Documents otherwise remain in full force and effect in accordance with their terms. In the event of any conflict in the terms of such documents with the terms of this Forbearance Agreement, the terms of this Forbearance Agreement shall govern.

         SECTION 9.03 No Amendments. This Forbearance Agreement may not be supplemented, changed, waived, discharged, modified or amended except by written instrument executed by the parties hereto.

         SECTION 9.04 Survival of Agreements. In the event that all amounts which are or may become due under the Reimbursement Note and/or on account of amounts drawn on the Letter of Credit are paid to the Bank and/or that the Bonds are redeemed in full, then the representations, warranties, affirmative covenants, negative covenants, events of default, remedies, and other agreements of or applicable to the Company contained in the Loan Agreements and the Loan Documents, including, without limitation, the Reimbursement Agreement, and which, by the terms of the Loan Agreements and/or the Loan Documents have previously applied to the line of credit, shall survive and remain in full force and effect, unless otherwise indubitably satisfied by the Company, to the extent that such provisions would not otherwise remain in effect pursuant to the terms of the Loan Agreements and the Loan Documents.

         SECTION 9.05 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS FORBEARANCE AGREEMENT OR ANY LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN), OR ACTIONS OF THE BANK.

         SECTION 9.06 Release. The Company represents and warrants that it has no claims, actions, causes of action, defenses, counterclaims or setoffs of any kind or nature which it can or could assert against the Bank in connection with the making, closing, administration, collection or enforcement by the Bank of the Loan Agreements, the Loan Documents, this Forbearance Agreement or any related agreements. In the event the Company has any claims, actions, causes of action, defenses, counterclaims or setoffs of any kind or nature now existing, whether known or unknown, which it now or hereafter may assert against the Bank arising on or before the date hereof or based on facts and circumstances which occurred on or prior to the date hereof in connection with the making, closing, administration, collection or enforcement by the Bank of the Loan Agreements, the Loan Documents, this Forbearance Agreement or any related agreements (the "Claims"), then by executing this Forbearance Agreement, the Company forever waives and releases the Bank, and its officers, directors, attorneys, agents, representatives, employees, shareholders, parent corporations, subsidiaries,
affiliates,   successors  and  assigns   (individually,   a

"Released Party"; collectively, the "Released Parties") from the Claims. In addition, the Company represents and warrants that it will not commence, join in, prosecute, or participate in any suit or other proceeding in a position that is adverse to the Bank related to the Claims. This agreement and covenant on the part of the Company is contractual, and not a mere recital, and the Company acknowledges and agrees that no liability whatsoever is admitted on the part of any party, except the Company's indebtedness under the Loan Agreements and the Loan Documents, and that all agreements and understandings between the parties hereto are embodied in the Loan Agreements, the Loan Documents and this Forbearance Agreement. Notwithstanding the foregoing or any other provision of this Forbearance Agreement, the Company may assert defenses against L.D. Clark in the L.D. Clark Suit based on the alleged actions of the Bank prior to the date hereof, and may seek to compel arbitration of the L.D. Clark Suit; provided, however, that in so doing, the Company seeks no affirmative relief against the Bank in regard thereto; the Bank makes no admissions in regard thereto and reserves all rights to dispute or object to the assertions and actions of the Company.

         SECTION 9.07 Governing Law. This Forbearance Agreement has been prepared, is being executed and delivered, and is intended to be performed in the Commonwealth of Virginia and the substantive laws of Virginia and the applicable federal laws of the United States of America shall govern the validity, construction, enforcement and interpretation of this Forbearance Agreement.

         SECTION 9.08 Integration; Inconsistent Provisions. The Loan Agreements, the Loan Documents and this Forbearance Agreement constitute the entire agreement between the parties, and supersede all previous negotiations, discussions and agreements between the parties, and no parol evidence of any prior or other agreement shall be permitted to contradict or vary its or their terms. There are no promises, terms, conditions or obligations other than those contained in the Loan Agreements, the Loan Documents and this Forbearance Agreement. To the extent any provision of any document is inconsistent with any provision of this Forbearance Agreement, the terms of this Forbearance Agreement shall control.

         SECTION 9.09 Not Exclusive. No right, power or remedy conferred on the Bank by this Forbearance Agreement shall be exclusive of any other right, power or remedy now or hereafter available to the Bank by agreement or at law or in equity, by statue or otherwise.

         SECTION 9.10 Binding Effect and Assignability. This Forbearance Agreement shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors, assigns, heirs and legal representatives; provided, however, that the Company may not, without the prior written consent of the Bank, assign any rights, powers, duties or obligations thereunder.

         SECTION   9.11   Survival.   This   Forbearance   Agreement   and   all
representations, warranties, covenants, provisions, terms conditions and agreements contained in this Forbearance Agreement or made in writing by or on behalf of the parties hereto in connection with the transactions contemplated in this Forbearance Agreement shall survive the closing of the transactions contemplated by this Forbearance Agreement.

         SECTION 9.12 Multiple Counterparts. This Forbearance Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Forbearance Agreement by signing any such counterpart.

         SECTION 9.13 Further Assurances. The Company and the Bank each agree to execute any additional documents which are reasonably necessary to consummate the transactions contemplated by this Forbearance Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Forbearance Agreement to be duly executed as of the day and year first above written.

                                         WACHOVIA BANK, N.A.


                                         By: /s/ Kevin R. Combs           (SEAL)
                                             -----------------------------
                                         Name: Kevin R. Combs
                                               ---------------------------
                                         Title: Senior Vice Presicent
                                                --------------------------

                                         OPEN PLAN SYSTEMS, INC.

                                         By: /s/  Anthony F. Markel       (SEAL)
                                             -----------------------------
                                         Name: Anthony F. Markel
                                               ---------------------------
                                         Title: Chairman of the Board
                                                --------------------------













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